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                      TRANSFER AGENT & SHAREHOLDER SERVICES
                         SIMMS FUNDS ANNUAL FEE SCHEDULE
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Service Charges to the Fund                                       Service Charges to Investors
---------------------------                                       ----------------------------
Shareholder Account Fee (Subject to Minimum)                       Qualified Plan Fees (Billed to Investors)
   o     No-Load  - $15.00 /account                                    o   $12.50 /qualified plan acct (Cap at $25.00/SSN)
   o     Load Fund - $16.00 /account                                   o   $12.50 /Coverdell ESA acct (Cap at $25.00/SSN)
   o     Daily Accrual Fund - $21.00 /account                          o   $25.00 /transfer to successor trustee
                                                                       o   $25.00 /participant distribution (Excluding SWPs)
Annual Minimum                                                         o   $25.00 /refund of excess contribution
   o     $24,000 for the first Fund
   o     $18,000 each additional Fund                              Additional Shareholder Fees (Billed to Investors)
   o     $14,000 each additional class
                                                                       o   $15.00 /outgoing wire transfer
Activity Charges                                                       o   $15.00 /overnight delivery
----------------                                                       o   $ 5.00 /telephone exchange
   o     Telephone Calls - $1.50 /call                                 o   $25.00 /return check or ACH
   o     Draft Check Processing - $1.00 /draft                         o   $25.00 /stop payment
   o     Daily Valuation Trades - $6.75 /trade                         o   $ 5.00 /research request per account (Cap at
   o     Lost Shareholder Search - $5.00 /search                       o   $25.00/request) (For requested items of the second
   o     E-mail Services                                                   calendar year [or previous] to the request)
         $200 /month administration
         $3.00 /e-mail received                                   Technology Charges
   o     AML Base Service (excl Level 3 accounts)                 ------------------
         0-999 accounts - $500.00/year                            1.       NSCC Service Interface - All NSCC Services
         1,000-4,999 accounts - $1,000/year                            o   Setup - $1,500 /fund group
         5,000-9,999 accounts - $2,500/year                            o   Annual - $1,400 /cusip/year
         10,000+ accounts - $5,000/year                           2.       Telecommunications and Voice Services
   o     AML New Account Service - $1.00/new                           o   Service Setup - $1,500 ATT transfer connect
         domestic accounts and $2.00/new foreign account               o   VRU Setup - $500 /fund group
   o     ACH/EFT Shareholder Services:                                 o   VRU Maintenance - $100 /cusip/month
        $125.00 /month/fund group                                      o   $.35 /voice response call
        $  .50 /ACH item, setup, change                                o   $.40 /voice recognition call
        $5.00 /correction, reversal                               3.       Asset Allocation Services - $8.00 /account group/year
                                                                           (4 reallocations)
                                                                  4.       12b-1 Aging - $1.50 /account/year
Out-of-pocket Costs - Including but not limited to:               5.       Fund Group Setup (first class) - $5,000 /fund group
-------------------                                               6.       Fund Setup - $2,500 /fund/class (beyond first class)
   o     Telephone toll-free lines, call transfers, etc.          7.       Average Cost - $.35 /account/year
   o     Mailing, sorting and postage                             8.       Development/Programming - $150 /hour
   o     Stationery, envelopes                                    9.       File Transmissions - subject to requirements
   o     Programming, special reports                             10.      Selects - $300 per select, plus $50 /Excel
   o     Insurance, record retention, microfilm/fiche             11.      Extraordinary services - charged as incurred
   o     Proxies, proxy services                                  12.      Conversion of Records (if necessary) - Estimate to
   o     ACH fees, NSCC charges                                            be provided.
   o     All other out-of-pocket expenses                         13.      Custom processing, re-processing
                                                                  14.      All other extraordinary services

                                                                   Fees are billed monthly

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